EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, effective as of July 10, 1996, is entered into by and between Eco Turf Products, Inc. a Delaware corporation ("EMPLOYER"), a wholly owned subsidiary of Eco Soil Systems, Inc., a Nebraska corporation ("ECO") and Walter Fuchs (the "EMPLOYEE"), with respect to the following facts:

                                    RECITALS

         A. EMPLOYER. Employer is a Delaware corporation engaged in the general business of turf and crop maintenance, products, sales and service.

         B. EMPLOYEE. Employee is the originator of the Turf Products division of Employer's business and is currently being employed to act as the Vice-President and General Manager of the Turf Products division of Employer.

         C. EMPLOYMENT. Employer desires assurance of the continued association and services of Employee in order to retain his experience, skills, abilities, background and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below. Employee desires to be employed by Employer and is willing to do so on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. EMPLOYMENT. The Employer hereby employs Employee and Employee accepts employment with Employer pursuant to the terms and provisions of this Agreement.

         2. EFFECTIVE DATE. The effective date of this Employment Agreement shall be as of the date first written above.

         3. TERM. Said employment shall continue until the second anniversary of the date of this Agreement (the "SCHEDULED TERMINATION DATE"), unless terminated earlier under the provisions of Paragraph 17. Any change in the Term of this Agreement shall be reflected by a written endorsement attached to this Agreement and signed by Employee and a duly authorized officer of Employer.

         4. TITLE. Employee's title during the Term of employment shall be "Vice-President" and "General Manager".

         5. DUTIES OF EMPLOYEE. The duties of the Employee during the Term of this Agreement are to perform those duties ordinarily and necessarily performed by a Vice-President and General Manager as well as those duties deemed necessary and appropriate by the Board of Directors of Employer or Eco. Employee's duties shall include but not be limited to developing the initial management structure of Turf Products, a division of Employer; continuing to participate in trade organizations such as ITOIDA, and spearheading a consolidation plan to locate and gain the interest of additional dealers like Turf Products, Inc.; formulating a product line to be utilized throughout the distribution system; overseeing management functions needed to successfully operate Turf Products, a division of Employer; and reporting to The Golf Group at Eco. It is envisioned that Employer shall continue to maintain offices in the Chicago metropolitan area and that Employee's duties shall not require Employee to travel outside the Chicago metropolitan area more than 20 business days per calendar year (excluding any days of travel appropriate as a consequence of Employee's involvement with ITOIDA).

         6. MATTERS REQUIRING CONSENT OF BOARD OF DIRECTORS. The Employee shall not, without specific approval of the Employer or its President, do or contract to do any of the following:

                  a.       Borrow on behalf of Employer sums exceeding $2,500.


                  b. Purchase capital equipment or make expenditures for amounts in excess of the amounts budgeted by the Employer.

                  c. Do any act which would or could subject Employer to any liability (provided that the foregoing shall not be construed as prohibiting Employee from taking any acts undertaken in the ordinary course of Employer's business, in good faith, and in accordance with reasonably prudent business practices).

         7. DEVOTION TO EMPLOYER'S BUSINESS. Employee shall devote such of his time as is appropriate for a position of this type (as compared to customary commercial practices) toward the satisfactory performance of his duties for Employer.

         8. COMPETITIVE ACTIVITIES; COVENANT NOT TO COMPETE. During the Term of this Agreement and for a period of three (3) years after its termination, the Employee will not directly or indirectly solicit business from, engage in business with, or divert business from any of ECO's or Employer's current or future customers (including without limitation any former customers of Turf Products, Inc.), and that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner with the business of the Employer, Eco or any other division of subsidiary thereof. Such agreement not to compete shall include such activities in any country, state or county, in which Employer, Eco, or any other division or subsidiary thereof conducts business.

                  The parties intend that this covenant not to compete be construed in the broadest possible manner. Each series of separate covenants and agreements, one for each city, county, state, political subdivision of each state, and country, in which Employer, Eco or any other division or subsidiary thereof. If any court should rule that the territorial scope of this covenant not to compete is over broad, and that any city, county, state, political subdivision of any state, or country, specified is not permissibly within the scope of the covenant not to compete, this covenant not to compete shall be narrowed so that its territorial scope would be limited to the maximum geographical area permitted by law, and shall remain effective and enforceable with respect to each other specified city, county, state, territory and country.

                  If any provision of this Agreement is held to be unenforceable or invalid by a court, the invalid or unenforceable provision shall, if possible, be construed narrowly so as to be enforceable to the maximum extent permitted by law. If the court cannot or will not narrow the time, scope or effect of the unenforceable or invalid provision so as to make it enforceable and valid, the offending provision shall be deemed severed from this Agreement, and the remainder of this Agreement shall remain in full force and effect.

                  Employee acknowledges that the violation of the terms of this
Section 8 would be detrimental and cause irreparable injury to Employer and Eco which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a finding of a breach.

                  Notwithstanding the foregoing provisions of this Section 8, if either Employer or ECO shall fail to remedy a material breach by either of them of any covenant set forth in a Transaction Agreement within 30 days after Employee delivers a written notice to Employer or ECO describing in reasonable detail the nature of such material breach, then from and of the end of said 30-day period the provisions of this Section 8 shall have further force or effect.

         9. TRADE SECRETS. The parties acknowledge and agree that during the term of this Agreement Employee shall have access to and become acquainted with information concerning operations and products of Employer and Eco and that such information constitutes Employer's trade secrets. The Employee specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way during the term of this Agreement or at any time thereafter.

         10. BASE COMPENSATION. The compensation to be paid to Employee during the Term shall be as follows:

                  a. During the term hereof, Employee shall receive annual compensation of One Hundred Fifty-Five Thousand Dollars ($155,000), payable in equal monthly installments of Twelve Thousand Nine Hundred Sixteen and 67/100 Dollars ($12,916.67). The monthly installments shall be payable one-half (1/2) on the first day of each month and one-half (1/2) on the fifteenth day of each month.

                  b. Any change in the base compensation shall be reflected by a written endorsement attached to this Agreement and signed by Employee and a duly authorized officer of Employer.

         11. INCENTIVE COMPENSATION. Employee shall be entitled to incentive compensation as follows:

                  A. STOCK INCENTIVE PROGRAM. At some point in the future, Employee may be entitled to participate in Eco's stock incentive program and would do so based on the terms and conditions as spelled out in the proposed Non-qualified Stock Option Plan, a copy has been provided to Employee. Employer and Eco reserve the right to amend or terminate such non-qualified Stock Option Plan, in their sole discretion.

                  B. BONUS PERFORMANCE. One of the duties that Employee has is to locate other suitable dealers similar to Turf Products, Inc. who would be interested in joining Eco on a basis similar to that of Turf Products, Inc. In an effort to encourage the peak performance of Employee in this area, Employer will grant, and Employee shall receive, an option to purchase 25,000 shares of Eco for each dealer listed on Exhibit "1" attached hereto which:

                           (i)      Employee locates;

                           (ii) is approved of by the Board of Directors of Eco, in its sole and absolute discretion, and

                           (iii) is able to complete a purchase, merger or other form of consolidation with Eco, provided such purchase, merger or other form of consolidation is closed within 90 days after termination of this Agreement. Employee shall earn and receive such options upon the closing of any such transactions. Whether a particular dealer is a suitable candidate for this purpose is a decision to be made by, and is within the sole discretion of, the Board of Directors of Eco. The option price for such option shares shall be determined based on the then current fair-market value of such shares at the time of closing of each respective purchase, merger or other form of consolidation with each dealer that has been presented by Employee and approved of by the Board of Directors of Eco. Each such option shall terminate on the earlier of four (4) years after issuance thereof and six (6) months after termination of Employee's employment hereunder.

                  C. CASH BONUS. Employee further shall be eligible for an annual cash bonus of $50,000, which shall be determined and paid for each year during the term hereof, if at all, as soon as reasonably possible following each anniversary of the commencement date of the employment hereunder. The requirements to be satisfied in order to achieve said bonus for the first year shall be determined by Employer and Employee in good faith within 30 days after the date of the commencement of the term hereof, and the requirements to be satisfied in order to achieve said bonus for the second year shall be determined by Employer and Employee in good faith within 30 days after the start of the second year of the term.

                  D. SURVIVAL. Except as otherwise agreed in writing by the parties, in the event of termination of this Agreement pursuant to Section 17.b, 17.c or 17.d,the bonuses payable to Employee pursuant to this Section 11 (with respect to the year of the term during which the termination occurs, or any prior year) shall continue to be payable following the termination.

         12. BUSINESS EXPENSES. The Employer shall promptly reimburse Employee for all reasonable business expenses within its stated annual budget and for all other pre-approved business expenses incurred by the Employee on behalf of the Employer.

         13. FACILITIES. The Employer shall provide the Employee with an office consistent with that which Employee had prior to the merger of Employer with Eco, appropriate office equipment, supplies, stenographic and other employee services, and all other facilities and services suitable to Employee's position and necessary and customary for the performance of his duties.

         14. MEDICAL INSURANCE. Employer agrees to provide Employee and Employee's family at Employer expense with suitable medical insurance commensurate with what Employee maintained for himself just prior to entering into this Agreement (provided that Employer shall be entitled from time to time to modify the terms of such coverage so long as the coverage provided remains consistent with that generally provided to employees then holding positions of like responsibility within Eco or any other subsidiaries of Eco).

         15. VACATIONS. The Employee shall be entitled to four (4) weeks vacation time each year for the Term of this Agreement, without loss of compensation. The Employee may be absent from his employment for vacation at such time or times as the Board of Directors shall approve. If the Employee is unable, for any reason, to take the total amount of vacation time authorized during any year, he may accrue that time or may, in his discretion, receive cash payment in an amount equal to the amount of annual salary attributable to that period of time.

         16. CAR ALLOWANCE. Employer shall provide Employee with a car by allowing Employee continued use of the cars now owned. The Employer shall be responsible for obtaining adequate insurance coverage for the automobile and for its maintenance.

         17. TERMINATION. This Agreement may be terminated in the following manner:

                  A. FOR CAUSE. The Employer may terminate this Agreement upon thirty (30) days written notice if Employee materially breaches this Agreement or the Agreement and Plan of Merger to which this Agreement is made an exhibit, habitually neglects the duties he is required to perform or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

                  B. WITHOUT CAUSE. This Agreement may be terminated without cause upon thirty (30) days written notice to the Employee. If Employee is terminated without cause, he shall be entitled to continue (a) to receive the scheduled compensation payments contemplated by Section 10.a hereof through the Scheduled Termination Date, and (b) to receive, at Employer's expense, family medical insurance coverage through the Scheduled Termination Date on substantially the same terms as those applying prior to the termination (provided that Employer shall be entitled from time to time to modify the terms of such coverage so long as the coverage provided remains consistent with that generally provided to employees then holding positions of like responsibility within Eco or any other subsidiaries of Eco).

                  C. BY EMPLOYEE. The Employee may terminate this Agreement upon giving sixty (60) days written notice to the Board of Directors.

                  D. DEATH OR DISABILITY. In the event of Employee's death or on the continuing incapacitating disability of the Employee for a period in excess of one (1) year during the term of this Agreement, it shall terminate immediately.

         18. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  To Employer:              Eco Turf Products, Inc.
                                            c/o William B. Adams
                                            10890 Thornmint Road, #200
                                            San Diego, CA 92127

                  To Employee:              Walter Fuchs
                                            2 North 255 County Farm Road
                                            West Chicago, IL 60185

         19. ARBITRATION. Any controversy between the Employer and Employee regarding the construction or application of any of the terms, provisions, or conditions of this Agreement shall, upon the written request of either party served on the other, be submitted to arbitration in Illinois in accordance with the provisions of the American Arbitration Association.

         20. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to provisions of this Agreement and contains all of the covenants and agreements between the parties whatsoever. Each party to this Agreement acknowledges that they have read and understood this Agreement and that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party or anyone acting on behalf of either party, which are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         21. MODIFICATIONS. Any modification of this Agreement will be effective only if it is in writing and signed by all of the parties.

         22. SEVERABILITY. Should any provision in this Agreement be declared invalid, void or unenforceable, then such portion shall be deemed to be severable from this instrument and shall not affect the remainder thereof.

         23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         24. BINDING UPON SUCCESSORS. This instrument shall be binding upon and inure to the benefit of the personal and legal representatives, successors and assigns, except as restricted in Paragraph 25 below, of the parties hereto and also upon the heirs, executors and administrators of the individual persons executing this instrument.

         25. NON-ASSIGNABILITY CLAUSE. It is agreed that neither Employee nor any other designee or successor, other than the estate of Employee, shall have any right to commute, sell, assign, transfer, encumber or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and any attempt to do such shall be null and void.

         26. CUMULATIVE RIGHTS. The various rights, options, elections, powers and remedies of a party or parties to this instrument shall be construed as cumulative and no one of them exclusive of any others or of any other legal or equitable remedy which said party or parties might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by a party or parties shall not in any way impair his rights to any other right or remedy until all obligations imposed on a party or parties have been performed.

         27.      TIME.  Time is of the essence of this Agreement.

         28. NO WAIVER OF DEFAULT. No waiver of default by any party or parties hereto shall be implied from any omission by a party or parties to take any action on account of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this instrument by a party or parties shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any party or parties shall be deemed to waive or render unnecessary the consent to or approval of said party or parties of any subsequent or similar acts by a party or parties.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.


                           EMPLOYER:

                           ECO TURF PRODUCTS, INC.,
                           a Delaware corporation


                           By: /s/ William B. Adams
                           William B. Adams, President

                           EMPLOYEE:



                           --------------------------
                           WALTER FUCHS


                                  SCHEDULE 1 TO

                         INDEPENDENT TURF AND ORNAMENTAL
                            DISTRIBUTORS ASSOCIATION


AgraTurf                                              Searcy, Arkansas
Benham Chemical                                       Farmington Hills, Michigan
Big Bear Turf Equipment                               Omaha, Nebraska
Cannon Turf Supply                                    Indianapolis, Indiana
The Chas. C. Hart Seed Co.                            Wethersfield, Connecticut
Geo. W. Hill & Co., Inc.                              Florence, Kentucky
Landscape Supply, Inc.                                Roanoke, Virginia
Lea's Green Meadows, Inc.                             Temple Hills, Maryland
Maxwell Turf & Supply                                 Jericho, New York
Metro Milorganite                                     Bedford Hills, New York
J. Mollema & Son, Inc.                                Grand Rapids, Michigan
Nick Knott Turf Supply                                Broken Arrow, Oklahoma
Professional Turf Specialties, Inc.                   Champaign, Illinois
SAJ Turf                                              Federal Heights, Colorado
Sierra Pacific Turf Supply, Inc.                      Campbell, California
Southeastern Turf Grass Supply                        Jacksonville, Florida
Southern Agricultural Insecticides, Inc.              Palmetto, Florida
Supreme Turf Products                                 Eureka, Missouri
The Terre Company                                     Clifton, New Jersey
Todd Farm Equipment                                   Chesapeake, Virginia
Turf & Nursery Supply, Inc.                           Canton, Ohio
Turfgrass, Inc.                                       South Lyon, Michigan
Turf Specialties Corp.                                Fort Wayne, Indiana
Turf Specialty                                        Londonderry, New Hampshire
Turf Supply                                           Eagan, Minnesota
Westchester Turf Supply                               Lincolndale, New York
Zimco Supply                                          Sioux City, Iowa